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                                                                      Exhibit 17

[LETTERHEAD]
                                 LAW OFFICES OF
                               KOSNETT & DURCHFORT
                          11355 West Olympic Boulevard
                                    Suite 300
                          Los Angeles, California 90064

James Victor Kosnett                                    Telephone (310) 444-8898
David E. Durchfort                                      Facsimile (310) 444-8878

                                  June 20, 2007

VIA FAX 801-364-9127

Cirtran Corporation
c/o Callister Nebeker & McCullough
Gateway Tower East Suit 900
10 East South Temple
Salt Lake City, Utah 84133
Attn: Paul H. Shaphren, Esq.

Re:   Trevor Saliba's Response to Proposed FORM 8-K
      Current Report

Gentlemen:

Please be advised that Mr. Trevor Saliba denies (a) that the Company has just cause to terminate his directorship and employment, and (b) that he did not act in the best interest of the Company or its subsidiaries.

Thank you for filing this letter with the Commission.

Very truly yours,

/s/

James Victor Kosnett













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